UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


SUNAMERICA CAPITAL TRUST III                     SUNAMERICA INC.
(Exact name of Registrant as specified (Exact name of Registrant as specified
       in its charter)                            in its charter)

           Delaware                                   Maryland
(State or other jurisdiction of           (State or other jurisdiction of
incorporation or organization)             incorporation or organization)

          95-6994850                                 86-0176061
(I.R.S. Employer Identification No.)    (I.R.S. Employer Identification No.)

     c/o SunAmerica Inc.
     1 SunAmerica Center                        1 SunAmerica Center
Los Angeles, California 90067-6022       Los Angeles, California 90067-6022
        (310) 772-6000                             (310) 772-6000
(Address and telephone number              (Address and telephone number
of principal executive offices)           of principal executive offices)

If this form relates to the               If this form relates to the
registration of a class of debt           registration of a class of debt
securities and is effective upon          securities and is to become effective
filing pursuant to General Instruction    simultaneously with the effectiveness
A(c)(1) please check the following        of a concurrent registration
box:             [   ]                    statement under the Securities Act of
                                          1933 pursuant to General Instruction
                                          A(c)(2) please check the following
                                          box:     [   ]

Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                   Name of each exchange on which
     to be so registered                   each class is to be registered

__% Trust Originated Preferred                 New York Stock Exchange
Securities

Securities to be registered pursuant to Section 12(g) of the Act:


                                    (None)


                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.        Description of Registrants' Securities to be Registered.

         For a full description of the __% Trust Originated Preferred Securities (the "Securities") being registered hereby, reference is made to the information contained under the captions "The SunAmerica Trusts", "Description of the Preferred Securities", "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities" in the base Prospectus dated October 31, 1996 (the "Prospectus") contained in Amendment No. 2 to the Registrants' Registration Statement on Form S-3 (Registration Nos. 333-14201 and 333-14201-01) and information contained under the captions "Description of the Preferred Securities", and "Description of the Junior Subordinated Debentures" in a Prospectus Supplement relating to the Securities to be filed by the Registrants' pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement and Prospectus Supplement are incorporated herein by reference.

Item 2.  Exhibits.

         Prospectus dated October 31, 1996, included in Amendment No. 2 to the Registrants' Registration Statement on Form S-3 (Registration Nos. 333-14201 and 333-14201-01) as filed with the Commission on October 31, 1996 and hereby incorporated by reference herein

         Preliminary Prospectus Supplement dated November 1, 1996, subject to completion, as filed with the Commission on November 4, 1996 and incorporated by reference herein along with the subsequent final Prospectus Supplement

         Declaration of Trust dated September 6, 1995 of SunAmerica Capital Trust III (incorporated by reference to Exhibit 4.5 to the Registrants' Registration Statement on Form S-3 (Registration Nos. 333-14201 and 333-14201-01))

         Form of Amended and Restated Declaration of Trust of SunAmerica Capital Trust III (incorporated by reference to Exhibit 4.13 to the Registrants' Registration Statement on Form S-3 (Registration Nos. 333-14201 and 333-14201-01))

         Form of Non-convertible Preferred Security (included in immediately preceding exhibit)

         Form of Preferred Securities Guarantee with respect to Preferred Security (incorporated by reference to Exhibit 4.19 to the Registrants' Registration Statement on Form S-3 (Registration Nos. 333-14201 and 333-14201-01))

         Junior Subordinated Indenture dated as of March 15, 1995 between SunAmerica Inc. and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4.4 to the Registrants' Registration Statement on Form S-3 (Registration Nos. 333-14201 and 333-14201-01))

         Form of Supplemental Indenture to be used in connection with issuance of Junior Subordinated Debt Securities and Preferred Securities (incorporated by reference to Exhibit 4.16 of the Registrants' Registration Statement on Form S-3 (Registration Nos. 333-14201 and 333-14201-01))




                                  SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this Form 8-A to the registration statement to be signed on their behalf by the undersigned, thereto duly authorized.



                           (Registrant) SunAmerica Capital Trust III


                                 By:  SunAmerica Inc.,
                                         as Sponsor




                                 By: /s/ Susan L. Harris
                                    Name:  Susan L. Harris
                                    Title: Senior Vice President, General
                                               Counsel-Corporate Affairs
                                               and Secretary


                           (Registrant) SunAmerica Inc.




                                 By: /s/ Susan L. Harris
                                    Name:  Susan L. Harris
                                    Title: Senior Vice President, General
                                               Counsel-Corporate Affairs
                                               and Secretary